LifeVantage Announces Financial Results for the
Second Quarter of Fiscal 2022

Salt Lake City, UT, February 1, 2022, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its second fiscal quarter ended December 31, 2021.
Second Quarter Fiscal 2022 Summary*:
•Revenue of $52.2 million, a decrease of 11.6% from the prior year period and down 1.9% sequentially;
•Total active accounts declined 6.3% to 163,000 as growth of 6.4% in Asia/Pacific & Europe was more than offset by declines of 11.0% in the Americas. On a sequential basis, total active accounts were fractionally lower;
•Earnings per diluted share were $0.01, versus $0.26 a year ago;
•Adjusted earnings per diluted share were $0.05, versus $0.25 a year ago;
•Adjusted EBITDA of $1.9 million, a decrease of 71.6%;
•Repurchased approximately 0.5 million shares; and
•Strong balance sheet with $20.2 million of cash and no debt.
* All comparisons are on a year over year basis and compare the second quarter of fiscal 2022 to the second quarter of fiscal 2021, unless otherwise noted.

“The second quarter proved to be more challenging than we anticipated as COVID factors caused our early momentum to stall by limiting in-person activity. We also encountered unexpected, but related, delays with our recent Philippines launch that pushed the initial revenue ramp into January,” said Steve Fife, Chief Executive Officer of LifeVantage. “While we are disappointed that revenue and earnings results did not meet our expectations, we still made meaningful progress on several initiatives to position the Company for its next stage of growth. Most notable was the recent appointment of two new executives, a Chief Marketing Officer and a Chief Digital Officer, effectively completing our senior leadership team and providing LifeVantage with additional depth in the key areas necessary to transform our business and accelerate growth. Despite tempering our fiscal 2022 outlook to reflect recent results, the Company’s financial position remains strong and I’m confident in our ability to drive long-term value for all stakeholders.”
Second Quarter Fiscal 2022 Results
For the second fiscal quarter, the Company reported revenue of $52.2 million, a 11.6% decrease compared to the second quarter of fiscal 2021. Revenue in the Americas decreased 17.1% compared to the prior year period and was partially offset by gains in Asia/Pacific & Europe where revenue increased 2.1%. Hosting in-person meetings proved more challenging in the second quarter as Delta and Omicron variants led to additional restrictions and unexpected delays across many of our markets.
Gross profit for the second quarter of fiscal 2022 was $42.5 million, or 81.5% of revenue, compared to $48.8 million, or 82.7% of revenue, for the same period in fiscal 2021. The decline in gross profit margin was due to increased inventory obsolescence costs, higher shipping expenses and mix shifts related to product and geography.
Commissions and incentives expense for the second quarter of fiscal 2022 was $25.4 million, or 48.8% of revenue, compared to $27.2 million, or 46.0% of revenue, for the same period in fiscal 2021. The increase in commissions and incentives expense as a percentage of revenue reflects the timing and magnitude of incentive and promotional programs.

Selling, general and administrative (SG&A) expense for the second quarter of fiscal 2022 was $17.4 million, or 33.4% of revenue, compared to $16.2 million, or 27.5% of revenue, for the same period in fiscal 2021. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the second quarter of fiscal 2022 were $16.7 million, or 32.0% of revenue, compared to adjusted non-GAAP SG&A expenses for the second quarter of fiscal 2021 of $16.6 million, or 28.1% of revenue. .
Operating loss for the second quarter of fiscal 2022 was $0.4 million compared to operating income of $5.4 million for the second quarter of fiscal 2021. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the second quarter of fiscal 2022 was $0.3 million compared to $5.1 million, in the second quarter of fiscal 2021.
Net income for the second quarter of fiscal 2022 was $0.1 million, or $0.01 per diluted share, which compares to net income of $3.8 million, or $0.26 per diluted share for the second quarter of fiscal 2021. Accounting for non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the second quarter of fiscal 2022 was $0.6 million, or $0.05 per diluted share, compared to $3.6 million, or $0.25 per diluted share for the second quarter of fiscal 2021.
Adjusted EBITDA was $1.9 million for the second quarter of fiscal 2022, compared to $6.7 million for the comparable period in fiscal 2021.
Balance Sheet & Liquidity
The Company generated $4.5 million of cash from operations during the first six months of fiscal 2022 compared to $4.8 million in the same period in fiscal 2021. Cash and cash equivalents at December 31, 2021 were $20.2 million, compared to $23.2 million at June 30, 2021 and there was no debt outstanding. During the second quarter of fiscal 2022, the Company repurchased approximately 0.5 million common shares for $3.2 million under its share repurchase program. During the six months ended December 31, 2021, the Company repurchased 0.9 million common shares for $6.6 million under its share repurchase program.
Fiscal Year 2022 Guidance
The Company is reducing its guidance for fiscal 2022, primarily to reflect results in the second quarter. Revenues for fiscal 2022 are now expected to be in the range of $212 million to $220 million compared to previous guidance of $225 million to $235 million. Adjusted EBITDA for fiscal 2022 is now expected to be in the range of $18 million to $20 million compared to previous guidance of $22 million to $24 million. Adjusted earnings per share are now expected to be in the range of $0.67 to $0.71 compared to previous guidance of $0.83 to $0.87, which assumes a full year tax rate of approximately 22%. This guidance reflects the current trends in the business and the Company’s current view as to the impact of the COVID-19 pandemic on its business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2022. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2022 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (877) 705-6003 from the U.S. International callers can dial (201) 493-6725. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, February 15, 2022, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13726365, or (412) 317-6671 from international locations, and entering the confirmation code.

There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events-and-presentations or directly at here. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+™, ProBio™, IC Bright™, and Daily Wellness™ dietary supplements, TrueScience® is the Company's line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ™, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	December 31, 2021	June 30, 2021
ASSETS
Current assets
Cash and cash equivalents	$20,174	$23,174
Accounts receivable	2,417	2,925
Income tax receivable	897	1,038
Inventory, net	15,433	16,145
Prepaid expenses and other	3,865	4,772
Total current assets	42,786	48,054

Property and equipment, net	10,480	11,123
Right-of-use assets	12,433	13,700
Intangible assets, net	653	719
Deferred income tax asset	2,033	1,208
Equity securities	2,205	2,205
Other long-term assets	1,658	1,723
TOTAL ASSETS	$72,248	$78,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,867	$6,744
Commissions payable	7,514	8,138
Income tax payable	369	830
Lease liabilities	2,714	2,151
Other accrued expenses	6,702	7,336
Total current liabilities	22,166	25,199

Long-term lease liabilities	14,608	16,032
Other long-term liabilities	694	694
Total liabilities	37,468	41,925
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,844 and 13,609 issued and outstanding as of December 31, 2021 and June 30, 2021, respectively	1	1
Additional paid-in capital	130,586	129,048
Accumulated deficit	(95,597)	(92,346)
Accumulated other comprehensive (loss) income	(210)	104
Total stockholders’ equity	34,780	36,807
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$72,248	$78,732

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share data)	2021	2020	2021	2020
Revenue, net	$52,189	$59,007	$105,414	$113,835
Cost of sales	9,677	10,189	19,108	19,587
Gross profit	42,512	48,818	86,306	94,248

Operating expenses:
Commissions and incentives	25,449	27,151	49,555	52,785
Selling, general and administrative	17,421	16,218	32,497	32,517
Total operating expenses	42,870	43,369	82,052	85,302
Operating income (loss)	(358)	5,449	4,254	8,946

Other (expense) income:
Interest expense, net	(1)	(9)	(4)	(15)
Other (expense) income, net	(139)	133	(316)	(8)
Total other (expense) income	(140)	124	(320)	(23)
Income (loss) before income taxes	(498)	5,573	3,934	8,923
Income tax benefit (expense)	577	(1,761)	(539)	(2,660)
Net income	$79	$3,812	$3,395	$6,263
Net income per share:
Basic	$0.01	$0.27	$0.26	$0.44
Diluted	$0.01	$0.26	$0.25	$0.43
Weighted-average shares outstanding:
Basic	13,195	14,193	13,294	14,225
Diluted	13,285	14,439	13,359	14,547

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(unaudited)

	Three Months Ended December 31,				Six Months Ended December 31,
(In thousands)	2021		2020		2021		2020
Americas	$34,708	67%	$41,883	71%	$71,157	68%	$80,559	71%
Asia/Pacific & Europe	17,481	33%	17,124	29%	34,257	32%	33,276	29%
Total	$52,189	100%	$59,007	100%	$105,414	100%	$113,835	100%

	Active Accounts
	(unaudited)

	As of December 31,
	2021		2020		Change from Prior Year	Percent Change
Active Independent Distributors (1)
Americas	38,000	61%	45,000	67%	(7,000)	(15.6)%
Asia/Pacific & Europe	24,000	39%	22,000	33%	2,000	9%
Total Active Independent Distributors	62,000	100%	67,000	100%	(5,000)	(7.5)%

Active Customers (2)
Americas	75,000	74%	82,000	77%	(7,000)	(8.5)%
Asia/Pacific & Europe	26,000	26%	25,000	23%	1,000	4.0%
Total Active Customers	101,000	100%	107,000	100%	(6,000)	(5.6)%

Active Accounts (3)
Americas	113,000	69%	127,000	73%	(14,000)	(11.0)%
Asia/Pacific & Europe	50,000	31%	47,000	27%	3,000	6.4%
Total Active Accounts	163,000	100%	174,000	100%	(11,000)	(6.3)%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Distributor accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2021	2020	2021	2020
GAAP Net income	$79	$3,812	$3,395	$6,263
Interest Expense	1	9	4	15
Provision for income taxes	(577)	1,761	539	2,660
Depreciation and amortization(1)	811	651	1,605	1,782
Non-GAAP EBITDA:	314	6,233	5,543	10,720
Adjustments:
Stock compensation expense	755	983	1,400	1,447
Other expense, net	139	(133)	316	8
Other adjustments(2)	695	(377)	447	1,253
Total adjustments	1,589	473	2,163	2,708
Non-GAAP Adjusted EBITDA	$1,903	$6,706	$7,706	$13,428

(1) Includes $101,000 of accelerated depreciation related to a change in lease term and $335,000 leasehold depreciation for the six months ended December 31, 2020.

(2) Other adjustments breakout:
Class-action lawsuit expenses, net of recoveries	$198	$(396)	$(50)	$213
Executive team litigation and severance expenses, net	466	19	466	524
Executive team recruiting and transition expenses	31	—	31	21
Lease abandonment	—	—	—	495
Total adjustments	$695	$(377)	$447	$1,253

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2021	2020	2021	2020
GAAP Net income	$79	$3,812	$3,395	$6,263
Adjustments:
Class-action lawsuit expenses, net of recoveries	198	(396)	(50)	213
Executive team litigation and severance expenses, net(1)	466	19	466	74
Executive team recruiting and transition expenses	31	—	31	21
Accelerated depreciation related to change in lease term	—	—	—	101
Lease abandonment(2)	—	—	—	830
Tax impact of adjustments(3)	(151)	119	(88)	(314)
Total adjustments, net of tax	544	(258)	359	925
Non-GAAP Net Income:	$623	$3,554	$3,754	$7,188

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Diluted earnings per share, as reported	$0.01	$0.26	$0.25	$0.43
Total adjustments, net of tax	0.04	(0.02)	0.03	0.06
Non-GAAP adjusted diluted earnings per share(4)	$0.05	$0.25	$0.28	$0.49

(1) Net of $450,000 of compensation expense benefit related to unvested stock award reversals during the six months ended December 31, 2020.
(2) Includes remaining lease rent expense of $495,000 and leasehold depreciation of $335,000 for the six months ended December 31, 2020.
(3) Three and six months ended December 31, 2021 tax impact is based on projected annual tax rate for the year ended June 30, 2022.
(4) May not add due to rounding.